UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12.

Lucent Technologies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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Lucent Technologies Inc. (the “Company”) is making the following information available regarding the tax fees and other fees paid by the Company to its independent public accounting firm, PricewaterhouseCoopers LLP, in fiscal 2004. This information supplements information the Company included in its definitive proxy statement for the Company’s 2005 annual meeting of shareowners regarding fees paid to PricewaterhouseCoopers in fiscal 2004.

PricewaterhouseCoopers LLP 2004 Tax Services

		Worldwide Fees
Category	Description	Fiscal 2004
Tax Return Preparation and Consultation for International Subsidiaries	Preparation and review of income, local, VAT and GST tax returns. Consultation regarding applicable handling of items for tax returns, required disclosures, elections, filing positions available to the Company and transition costs.	$1,427,000	(a)

U.S. Federal, State and Local Tax Services	Domestic tax services, including sales and use advisory services and transfer price advisory services.	206,000	(b)

Pension and Employee Benefits Services	Benefit plan related filings.	755,000

Expatriate Tax Services	Preparation of individual income tax returns, advice on impact of changes in local tax laws, consequences of changes in compensation programs or practices, administration of the program and transition costs.	5,205,000	(c)

Sales and Use Recovery Audits	Review prior years’ sales and use tax returns to recover any overpayments.	1,425,000	(d)

Total Tax Fees		$9,018,000

The following legends explain the future expected fees in these categories based upon the Company’s audit and non-audit pre-approval policy and procedures, as modified by the Audit and Finance Committee effective October 1, 2004 and described in the Company’s proxy statement.

(a)	These services are being transitioned to a new service provider, and the Company estimates that the total fees to be paid to PricewaterhouseCoopers in this category in fiscal 2005 should be less than $750,000. After fiscal 2005, the only services PricewaterhouseCoopers may perform in this category will be support for audits of tax returns for which PricewaterhouseCoopers provided preparation services.

(b)	These services should be reduced significantly in fiscal 2005. On an ongoing basis, the fees to be paid to PricewaterhouseCoopers in this category should be limited to tax returns for acquired companies in the initial year after acquisition.

(c)	These services are being transitioned to a new service provider, and the Company estimates that the total fees to be paid to PricewaterhouseCoopers in this category in fiscal 2005 should be less than $1,000,000. After fiscal 2005, there should be no fees paid to PricewaterhouseCoopers for services in this category.

(d)	No further services are being performed by PricewaterhouseCoopers in this category and no fees should be paid to PricewaterhouseCoopers in fiscal 2005 and thereafter for these services.

The Company estimates that the total fees to be paid to PricewaterhouseCoopers in fiscal 2005 for all tax services should be less than $2,500,000.

All Other Fees

Based upon the Company’s audit and non-audit pre-approval policy and procedures, as modified by the Audit and Finance Committee effective October 1, 2004 and described in the Company’s proxy statement, no fees should be paid to PricewaterhouseCoopers for services in this category in fiscal 2005 or thereafter.

Note About Fee Estimates: The fee estimates above are based upon our current expectations and may be subject to changes based upon various factors, such as the rate at which these tax services are transitioned to the new service provider.